The Clorox Company

Supplemental Unaudited Condensed Information – Volume Growth

Reportable Segments	% Change vs. Prior Year
	FY17					FY18	Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1
Cleaning	13%	10%	13%	4%	10%	5%	Q1 increase driven primarily by higher shipments of several Clorox®-branded products in Home Care, including record shipments of Clorox® disinfecting wipes behind back-to-school merchandising support and the ScentivaTM wipes and sprays innovation; also reflected incremental shipments of bleach and cleaning products related to hurricane recovery which were almost fully offset by impact from the Aplicare divestiture in late August 2017.
Household	6%	11%	9%	5%	8%	7%	Q1 increase driven by higher shipments across all businesses, particularly in Cat Litter behind increased merchandising activity to support product innovation; and in Bags and Wraps from higher shipments of Glad® premium trash bags.
Lifestyle	1%	5%	-1%	-1%	1%	2%	Q1 increase driven primarily by higher shipments in Burt’s Bees Natural Personal Care behind the launch of natural cosmetics and expanded club channel distribution of lip care products; as well as higher shipments in Dressings and Sauces behind increased merchandising support to bottled Hidden Valley® ranch products, partially offset by lower shipments in Water Filtration due to lower merchandising activity.
International	4%	2%	-2%	1%	1%	-2%	Q1 decrease driven primarily by lower shipments in Argentina.
Total Company	8%	8%	7%	3%	6%	4%

Supplemental Unaudited Condensed Information – Sales Growth

Reportable Segments	% Change vs. Prior Year
	FY17					FY18	Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1
Cleaning	7%	3%	7%	2%	5%	5%	Q1 volume and sales growth were about the same.
Household	3%	12%	4%	4%	5%	5%	Q1 variance between volume and sales driven primarily by unfavorable mix.
Lifestyle	2%	4%	-3%	2%	1%	4%	Q1 variance between volume and sales driven primarily by favorable mix and lower trade promotion spending.
International	0%	-2%	3%	5%	1%	1%	Q1 variance between volume and sales driven primarily by the benefit of price increases, partially offset by unfavorable mix.
Total Company	4%	5%	4%	3%	4%	4%

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY17					FY18
	Q1	Q2	Q3	Q4	FY	Q1
Cost Savings	+140	+140	+150	+150	+150	+160
Price Changes	+70	+70	+60	+50	+60	+40
Market Movement (commodities)	+90	+10	-70	-90	-20	-90
Manufacturing & Logistics	-220	-210	-130	-130	-170	-80
All other (1)	-140	0	-140	+50	-60	+20
Change vs prior year	-60	+10	-130	+30	-40	+50
Gross Margin (%)	44.4%	44.7%	44.0%	45.7%	44.7%	44.9%

(1)
In Q1 of fiscal year 2017, “All other” includes about -60bps of unfavorable mix and -50bps of unfavorable foreign exchange impact.

In Q3 of fiscal year 2017, “All other” includes about -100bps of unfavorable mix (negative mix in charcoal business and strong sales in club channel across multiple businesses) and -60bps of higher trade promotion spending.

The Clorox Company

Supplemental Unaudited Condensed Information – Balance Sheet
As of September 30, 2017

Working Capital Update

Dollars in Millions and percentages based on rounded numbers

	Q1		Change	Q1		Change
	FY 2018	FY 2017		Days (4) FY 2018	Days (4) FY 2017
Receivables, net	$531	$494	$37	33	33	0
Inventories, net	$462	$465	($3)	50	51	-1
Accounts payable and Accrued Liabilities	$912	$874	$38
Total WC (1)	$89	$104	($15)
Total WC % net sales (2)	1.5%	1.8%
Average WC (1)	$90	$77	$13
Average WC % net sales (3)	1.5%	1.3%

(1)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(2)	Represents working capital at the end of the period divided by (net sales for current quarter x 4).
(3)	Represents a two-point average of working capital divided by (net sales for current quarter x 4).
(4)	Days calculations based on a two-point average.

Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended September 30, 2017

Capital expenditures for the first quarter were $49 million versus $59 million in the year-ago quarter.

Depreciation and amortization expense for the first quarter was $40 million versus $41 million in the year-ago quarter.

Net cash provided by continuing operations in the first quarter was $257 million, or 17.1% of net sales.

The Clorox Company

Supplemental Unaudited Condensed Information – Free Cash Flow

Fiscal Year Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Q1 Fiscal Year 2018	Q1 Fiscal Year 2017
Net cash provided by continuing operations – GAAP	$257	$170
Less: Capital expenditures	$49	$59
Free cash flow – non-GAAP (1)	$208	$111
Free cash flow as a percentage of net sales – non-GAAP (1)	13.9%	7.7%
Net sales	$1,500	$1,443

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

Supplemental Unaudited Reconciliation of Earnings From Continuing Operations Before Income Taxes to EBIT(1)(3) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2017					FY 2018

	Q1	Q2	Q3	Q4	FY	Q1
	9/30/16	12/31/16	3/31/17	6/30/17	6/30/17	9/30/17
Earnings from continuing operations	$264	$227	$247	$295	$1,033	$279
before income taxes
Interest income	-$1	-$1	-$1	-$1	-$4	-$1
Interest expense	$22	$22	$22	$22	$88	$21
EBIT (1)(3)	$285	$248	$268	$316	$1,117	$299
EBIT margin (1)(3)	19.8%	17.6%	18.1%	19.2%	18.7%	19.9%
Depreciation and amortization	$41	$41	$39	$42	$163	$40
EBITDA (2)(3)	$326	$289	$307	$358	$1,280	$339
EBITDA margin (2)(3)	22.6%	20.6%	20.8%	21.7%	21.4%	22.6%
Net sales	$1,443	$1,406	$1,477	$1,647	$5,973	$1,500

Total debt (4)	$2,407	$2,549	$2,440	$2,195	$2,195	$2,200
Debt to EBITDA (3)(5)	2.0	2.1	2.0	1.7	1.7	1.7

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.

(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.

(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides useful additional information to investors about trends in the company's operations and are useful for period-over-period comparisons.

(4)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt and long-term debt. Current maturities of long-term debt and long-term debt are carried at face value net of unamortized discounts, premiums and debt issuance costs.

(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters.

The Clorox Company Updated: 11-01-17

U.S. Retail Pricing Actions in Last 5 Calendar Years (CY2013 - CY2017)

Brand / Product	Average Price Change	Effective Date
Home Care
Clorox Clean-Up®, Formula 409®, and Clorox® Disinfecting Bathroom spray cleaners	+5%	March 2013
Green Works® cleaners	+21%	July 2014

Laundry
Clorox® liquid bleach	+7%	February 2015

Glad
Glad® trash bags	+6%	March 2014
Glad® ClingWrap	+5%	March 2014
Glad® trash bags	+6%	November 2014
Glad® wraps	+5%	January 2015

Natural Personal Care
Burt’s Bees® lip balm	+10%	July 2013

Notes:
●	Individual SKUs vary within the range.
●	This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.